UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2011

HUDSON VALLEY HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers, New York		10707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 961-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On July 21, 2011, Hudson Valley Holding Corp. (the “Company”) provided notice to the NASDAQ Global Select Market (“NASDAQ”) that the Company intends to voluntarily delist its common stock, $0.20 par value per share (“Common Stock”), from NASDAQ and intends to list the Common Stock on the New York Stock Exchange (“NYSE”). The Company expects to begin trading on the NYSE on August 2, 2011 under the new ticker symbol “HVB”. Until that time, the Company’s Common Stock will continue to trade on NASDAQ under the ticker symbol “HUVL”.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 26, 2011, the Company’s Board of Directors (the “Board”) adopted an amended Code of Ethics for directors, officers and employees (the “Code”) in connection with the transfer of the listing of the Company’s Common Stock from NASDAQ to the NYSE, as reported in Item 3.01 above. Accordingly, the Code was amended to more closely align the Code with NYSE rules and listing standards, specifically by providing more detail and clarity regarding conflicts of interest, corporate opportunities, confidential information, waivers and internal resources to address questions regarding the Code. The amended Code was effective upon adoption by the Board.

The foregoing description is qualified in its entirety by reference to the full text of the amended Code, filed as Exhibit 14 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
14	Code of Ethics for Directors, Officers and Employees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

July 27, 2011	By:	Stephen R. Brown

Name: Stephen R. Brown
Title: Senior Executive Vice President,Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

14	Code of Ethics for Directors, Officers and Employees